Exhibit 4.1

AMENDMENT AND RESTATEMENT AGREEMENT dated as of July 16, 2009 (this “Agreement”), to the Credit Agreement dated as of June 9, 2008 (as modified and supplemented prior to the date hereof, the “Original Credit Agreement”), among PLY GEM HOLDINGS, INC., a Delaware corporation (“Holdings”), PLY GEM INDUSTRIES, INC., a Delaware corporation (the “Specified U.S. Borrower”), CWD WINDOWS AND DOORS, INC., a Canadian corporation (the “Canadian Borrower” and, together with the Specified U.S. Borrower, the “Borrowers”), the Subsidiaries of the Specified U.S. Borrower from time to time party thereto as borrowers and guarantors (the “Subsidiary Guarantors” and, together with Holdings and the Borrowers, the “Reaffirming Parties”), each lender from time to time party thereto (the “Lenders”), CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Administrative Agent (in such capacity, the “Administrative Agent”), U.S. Swing Line Lender and U.S. L/C Issuer, GENERAL ELECTRIC CAPITAL CORPORATION, as Collateral Agent (in such capacity, the “Collateral Agent”), CREDIT SUISSE, TORONTO BRANCH (“CS Toronto”), as Canadian Swing Line Lender and Canadian L/C Issuer, and the other agents party thereto.

A. Pursuant to the Original Credit Agreement, the Lenders have extended, and have agreed to extend, credit to the Borrowers.

B. The Borrowers have requested that the Original Credit Agreement be amended and restated in the form of the Amended and Restated Credit Agreement attached hereto as Exhibit A (the “Amended and Restated Credit Agreement”) to, among other things, modify the terms and conditions of the Original Credit Agreement to allow the U.S. Borrowers to increase the Revolving Credit Commitments.

C. Each of the Reaffirming Parties is party to one or more of the Guaranties, the Collateral Documents and the Intercreditor Agreement (collectively, the “Security Documents”), pursuant to which, among other things, the Reaffirming Parties Guaranteed the Obligations (or, in the case of the Canadian Loan Parties, the Canadian Obligations) of the Borrowers under the Original Credit Agreement and provided security therefor.

D. Each Reaffirming Party is willing to reaffirm its obligations under the Security Documents.

E. For purposes of this Agreement, the following capitalized terms used but not defined in this Agreement shall have the meanings given them in the Original Credit Agreement:  Collateral Documents, Guaranties, Intercreditor Agreement, Loan Documents and Supermajority Lenders.  All other capitalized terms used but not defined herein shall have the meanings given them in the Amended and Restated Credit Agreement.

Accordingly, the parties hereto hereby agree as follows:

SECTION 1. Amendment and Restatement of the Original Credit Agreement.  The Borrowers, Holdings, the Administrative Agent, the Collateral Agent, CS Toronto and the Supermajority Lenders agree that the Original Credit Agreement shall be amended and restated on the Restatement Effective Date (as hereinafter defined) such that, on the Restatement Effective Date, the terms set forth in Exhibit A hereto shall replace and supersede the terms of the Original Credit Agreement with respect to the Loans and Letters of Credit outstanding under the Original Credit Agreement.  As used in the Amended and Restated Credit Agreement, the terms “Agreement”, “this Agreement”, “herein”, “hereinafter”, “hereto”, “hereof” and words of similar import shall, unless the context otherwise requires, from and after the Restatement Effective Date, mean the Amended and Restated Credit Agreement.  As used in any other Loan Document, from and after the Restatement Effective Date, all references to the Credit Agreement in such Loan Documents shall, unless the context otherwise requires, mean the Amended and Restated Credit Agreement.

SECTION 2. Reaffirmation.  Each Reaffirming Party, by its signature below, hereby (a) agrees that, notwithstanding the effectiveness of this Agreement or the Amended and Restated Credit Agreement, the Security Documents continue to be in full force and effect, (b) affirms and confirms its Guarantee of the Obligations (or, in the case of the Canadian Loan Parties, the Canadian Obligations) and the pledge of and/or grant of a security interest in its assets as Collateral to secure such Obligations, all as provided in the Security Documents as originally executed, and acknowledges and agrees that such Guarantee, pledge and/or grant continue in full force and effect in respect of, and to secure, such Obligations under the Amended and Restated Credit Agreement and the other Loan Documents and (c) affirms and confirms that all the representations and warranties made by or relating to it contained in the Amended and Restated Credit Agreement and the other Loan Documents are true and correct in all material respects (or in all respects in the case of any representations and warranties qualified by materiality) on and as of the Restatement Effective Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they were true and correct in all material respects (or in all respects in the case of any representations and warranties qualified by materiality) as of such earlier date.

SECTION 3. Representations and Warranties. To induce the other parties hereto to enter into this Agreement, each of Holdings and each Borrower represents and warrants to each of the other parties hereto, that, at the time of and immediately after giving effect to this Agreement:

(a) The representations and warranties contained in Article V of the Amended and Restated Credit Agreement and in each other Loan Document are true and correct in all material respects (or in all respects in the case of any representations and warranties qualified by materiality) on and as of the Restatement Effective Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they were true and correct in all material respects (or in all respects in the case of any representations and warranties qualified by materiality) as of such earlier date; and

(b) No Event of Default or Default has occurred and is continuing.

SECTION 4. Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 5. No Novation. Neither this Agreement nor the effectiveness of the Amended and Restated Credit Agreement shall extinguish the Obligations for the payment of money outstanding under the Original Credit Agreement or discharge or release the Lien or priority of any Loan Document or any other security therefor or any guarantee thereof, and the liens and security interests in favor of the Collateral Agent for the benefit of the Secured Parties securing payment of the Obligations are in all respects continuing and in full force and effect with respect to all Obligations.  Nothing herein contained shall be construed as a substitution or novation, or a payment and reborrowing, or a termination, of the Obligations outstanding under the Original Credit Agreement or instruments guaranteeing or securing the same, which shall remain in full force and effect, except as modified hereby or by instruments executed concurrently herewith.  Nothing expressed or implied in this Agreement, the Amended and Restated Credit Agreement or any other document contemplated hereby or thereby shall be construed as a release or other discharge of the Borrowers under the Original Credit Agreement or the Borrowers or any other Loan Party under any Loan Document from any of its obligations and liabilities thereunder, and such obligations are in all respects continuing with only the terms being modified as provided in this Agreement and in the Amended and Restated Credit Agreement.  The Original Credit Agreement and each of the other Loan Documents shall remain in full force and effect, until and except as modified hereby.  This Agreement shall constitute a Loan Document for all purposes of the Original Credit Agreement and the Amended and Restated Credit Agreement.

SECTION 6. Notices.  All notices hereunder shall be given in accordance with the provisions of Section 10.02 of the Amended and Restated Credit Agreement.

SECTION 7. Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 9 hereof.  Delivery of an executed signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Agreement.

SECTION 8. Headings.  Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 9. Effectiveness; Amendment.  This Agreement and the Amended and Restated Credit Agreement shall become effective as of the date (the “Restatement Effective Date”) on which (i) the Administrative Agent (or its counsel) shall have received counterparts of this Agreement that, when taken together, bear the signatures of (a) the Borrowers, (b) Holdings, (c) the Subsidiary Guarantors listed on Schedule I attached hereto, (d) the Administrative Agent, (e), the Collateral Agent, (f) CS Toronto and (g) the Supermajority Lenders, (ii) each of the conditions set forth in Sections 4.02(a) and (b) of the Amended and Restated Credit Agreement shall be satisfied and the Administrative Agent shall have received a certificate to that effect, dated as of the Restatement Effective Date and signed by a Responsible Officer of the Specified U.S. Borrower, (iii) the Administrative Agent shall have received such customary legal opinions, board resolutions and other closing certificates and documentation as shall be reasonably requested by the Administrative Agent, in each case consistent with those delivered on the Closing Date under Section 4.01 of the Original Credit Agreement and (iv) all fees and expenses due and payable to the Administrative Agent or any Lender on or prior to the Restatement Effective Date, including reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder or under any other Loan Document, in each case to the extent invoiced no later than 11:00 a.m. on the Restatement Effective Date, shall have been paid.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

PLY GEM HOLDINGS, INC.,
as Holdings

By:	/s/Shawn K. Poe
Name:	Shawn K. Poe
Title:	Chief Financial Officer

PLY GEM INDUSTRIES, INC.,
as the Specified U.S. Borrower

By:	/s/Shawn K. Poe
Name:	Shawn K. Poe
Title:	Chief Financial Officer

CWD WINDOWS AND DOORS, INC.,
as the Canadian Borrower

By:	/s/Shawn K. Poe
Name:	Shawn K. Poe
Title:	Secretary

EACH OF THE SUBSIDIARIES LISTED ON SCHEDULE I-A HERETO, each as a Guarantor

By:	/s/Shawn K. Poe
Name:	Shawn K. Poe
Title:	Secretary of each of the above-referenced entities

Signature Page to Amendment and Restatement Agreement

NEW GLAZING INDUSTRIES, LTD.,
as a Guarantor

By:  Glazing Industries Management, L.L.C., its General Partner

By:	/s/Shawn K. Poe
Name:	Shawn K. Poe
Title:	Secretary of the General Partner

Signature Page to Amendment and Restatement Agreement

NEW ALENCO EXTRUSION, LTD.,
as a Guarantor

By:  Alenco Extrusion Management, L.L.C., its General Partner

By:	/s/Shawn K. Poe
Name:	Shawn K. Poe
Title:	Secretary of the General Partner

NEW ALENCO WINDOW, LTD.,
as a Guarantor

By:  Alenco Building Products Management, L.L.C., its General Partner

By:	/s/Shawn K. Poe
Name:	Shawn K. Poe
Title:	Secretary of the General Partner

Signature Page to Amendment and Restatement Agreement

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, individually and
as Administrative Agent, U.S. Swing Line Lender and U.S. L/C Issuer

By:	/s/Robert Hetu
Name:	Robert Hetu
Title:	Managing Director

By:	/s/Christopher Reo Day
Name:	Christopher Reo Day
Title:	Associate

Signature Page to Amendment and Restatement Agreement

GENERAL ELECTRIC CAPITAL CORPORATION, individually and as Collateral Agent

By:	/s/William J. Kane
Name:	William J. Kane
Title:	Duly Authorized Signatory

Signature Page to Amendment and Restatement Agreement

CREDIT SUISSE, TORONTO BRANCH, as Canadian Swing Line Lender, Canadian L/C Issuer and Canadian Revolving Credit Lender

By:	/s/Alain Daoust
Name:	Alain Daoust
Title:	Director

By:	/s/Bruce F. Wetherly
Name:	Bruce F. Wetherly
Title:	Director, Credit Suisse, Toronto Branch

Signature Page to Amendment and Restatement Agreement

SIGNATURE PAGE TO AMENDMENT AND RESTATEMENT AGREEMENT DATED AS OF THE DATE FIRST ABOVE WRITTEN TO THE PLY GEM CREDIT AGREEMENT

Name of Lender:	Bank Midwest, N.A.
By:	/s/Damon K. Stelting
Name:	Damon K. Stelting
Title:	Vice President Commercial Lending

Signature Page to Amendment and Restatement Agreement

Schedule I

Subsidiary Guarantors

Schedule I-A

Great Lakes Window, Inc.

Kroy Building Products, Inc.

Napco, Inc.

Variform, Inc.

MWM Holding, Inc.

MW Manufacturers Inc.

AWC Holding Company

Alenco Holding Corporation

AWC Arizona, Inc.

Alenco Interests, L.L.C.

Alenco Extrusion Management, L.L.C.

Alenco Building Products Management, L.L.C.

Alenco Trans, Inc.

Glazing Industries Management, L.L.C.

Alenco Extrusion GA, L.L.C.

Aluminum Scrap Recycle, L.L.C.

Alenco Window GA, L.L.C.

Alcoa Home Exteriors, Inc.

Ply Gem Pacific Windows Corporation

Schedule I

Schedule I-B

New Alenco Extrusion, Ltd.

New Alenco Window, Ltd.

New Glazing Industries, Ltd.